UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): February 19, 2001



                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                      0-18051                  13-3487402
----------------------------    --------------------       ---------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
of incorporation)                                          Identification No.)


 203 East Main Street, Spartanburg, SC                          29319-9966
----------------------------------------                   ---------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:           (864) 597-8000


Former name or former address, if changed since last report:







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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On Tuesday, February 19, 2002, a stipulation and agreement of settlement (the "Settlement Agreement") was entered into by and among FRD Acquisition Co. ("FRD"), the Official Committee of Unsecured Creditors of FRD (the "Creditors Committee"), Advantica Restaurant Group, Inc. ("Advantica"), Denny's, Inc. ("Denny's"), FRI-M Corporation ("FRI-M"), Coco's Restaurants, Inc. ("Coco's") and Carrows Restaurants, Inc. ("Carrows"). Pursuant to the Settlement Agreement, which is attached to this current report as Exhibit 99.1, the parties thereto have agreed to a global resolution of various disputes relating to the administration of FRD's Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and jointly to support a plan of reorganization for FRD consistent with the terms thereof. The Settlement Agreement was filed with the Bankruptcy Court on February 19, 2002 and is subject to Bankruptcy Court approval as well as to various other terms and conditions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         Listed below are all Exhibits filed as a part of this current report.

         Exhibit Number                         Description
         --------------                         -----------

             99.1 Stipulation and Agreement of Settlement, dated February 19, 2002, by and among FRD, the Creditors Committee, Advantica, Denny's, FRI-M, Coco's and Carrows, and as filed with the Bankruptcy Court on February 19, 2002.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Advantica Restaurant Group, Inc.


                                By:   /s/Rhonda J. Parish
                                   -------------------------------
                                   Name:  Rhonda J. Parish
                                   Title: Executive Vice President,
                                          General Counsel and Secretary


Date:   February 19, 2002